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                                   EXHIBIT 15

                          RULE 12B-1 DISTRIBUTION PLAN






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                     PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                     AMENDED AND RESTATED DISTRIBUTION PLAN
                             PURSUANT TO RULE 12b-1

                                   MAY 5, 1998


         This Amended and Restated Distribution Plan (the "Plan") is adopted by a vote of the Board of Directors and of the Qualified Directors (as those terms are defined herein) of Principal Preservation Portfolios, Inc. (the "Fund") on May 5, 1998, to redescribe the shares originally detailed in the Plan as "Class A" shares ("Class X" with respect to the Cash Reserve Portfolio), and to add "Class B" shares to the Plan as follows:

         1. The Plan. This Plan is the written plan of the Fund contemplated by Rule 12b-1 (the "Rule") under the Investment Company Act of 1940 (the "Act").

         2. Definitions. As used in this Plan, the following terms shall have the following meanings:

                  (a) "Portfolio" shall mean any separate series or mutual fund portfolio of the Fund.

                  (b) "Qualified Recipient" shall mean any broker-dealer or other "person" (as that term is defined in the Act) which (i) has entered into a written agreement that complies with the Rule (a "related agreement") with the Fund's Distributor and (ii) has rendered distribution assistance (whether direct, administrative or both) in the distribution of the Fund's Class A (or Class X) or Class B shares.

                  (c) "Qualified Holdings" shall mean all Class A (or Class X) or Class B shares of the Fund beneficially owned by (i) a Qualified Recipient,
(ii) the customers (brokerage or other) of a Qualified Recipient, (iii) the clients (investment advisory or other) of a Qualified Recipient, (iv) the accounts as to which a Qualified Recipient has a fiduciary or custodial relationship, and (v) the members of a Qualified Recipient, if such Qualified Recipient is an association or union; provided that the Qualified Recipient shall have been instrumental in the purchase of such shares by, or shall have provided administrative assistance to, such customers, clients, accounts or members in relation thereto. The Distributor may make final and binding decisions as to all matters relating to Qualified Holdings and Qualified Recipients, including but not limited to (i) the identity of Qualified Recipients; (ii) whether or not any shares are to be considered as Qualified Holdings of any particular Qualified Recipient; and (iii) what shares, if any, are to be attributed to a particular Qualified Recipient, to a different Qualified Recipient or to no Qualified Recipient.

                  (d) "Qualified Directors" shall mean the Directors of the Fund who are not interested persons as defined in the Act of the Fund and who have no direct or indirect financial interest in the operation of this Plan or any agreement related to this Plan. While this Plan is in effect, the selection and nomination of Qualified Directors shall be committed to the discretion of the Directors who are not interested persons of the Fund. Nothing herein shall prevent the involvement of others in such selection and nomination if the final decision on any such selection and nomination is approved by a majority of such disinterested Directors.

                  (e) "Permitted Payments" shall mean payments by the Distributor to Qualified Recipients as permitted by this Plan.




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                  (f) "Permitted Expenses" shall mean expenses incurred by the
Distributor in connection with the distribution of Class A (or Class X) or Class B shares of the Fund as defined below in Section 4.

                  (g) Permitted Payments and Permitted Expenses shall not include any expenses listed in Section 5 below.

         3.       Payments Authorized

                  (a) Class A (or Class X) Shares. The Distributor is authorized, pursuant to this Plan, to make Permitted Payments to any Qualified Recipient under a related agreement on either or both of the following bases for Class A (or Class X) shares:

                           (i)      As reimbursement for direct expenses
incurred in the course of distributing Fund shares or providing administrative assistance to the Fund or its shareholders, including, but not limited to, advertising, printing and mailing promotional material, telephone calls and lines, computer terminals and personnel (including commissions and other compensation paid to such personnel); and/or

                           (ii)     At a rate specified in the related
agreement with the Qualified Recipient in question based on the average value of the Qualified Holdings of such Qualified Recipient.

                  The Distributor may make Permitted Payments in any amount to any Qualified Recipient, provided that: (A) the total amount of all Permitted Payments made during a fiscal year of the Fund to all Qualified Recipients (whether made under (i) and/or (ii) above) do not exceed, in that fiscal year of the Fund, the amounts for each Portfolio's Class A (or Class X) shares as set forth in Exhibit A attached hereto; and (B) a majority of the Fund's Qualified Directors may at any time decrease or limit the aggregate amount of all Permitted Payments or decrease or limit the amount payable to any Qualified Recipient. Each Portfolio will reimburse the Distributor for such Permitted Payments within such limit, but the Distributor shall bear any Permitted Payments beyond such limits.

                  (b) Class B Shares. The Distributor is authorized, pursuant to this Plan, to make Permitted Payments to any Qualified Recipient under a related agreement on either or both of the following bases for Class B Shares:

                           (i)      As reimbursement for direct expenses
incurred in the course of distributing Fund shares or providing administrative assistance to the Fund or its shareholders, including, but not limited to, advertising, printing and mailing promotional material, telephone calls and lines, computer terminals and personnel (including commissions and other compensation paid to such personnel); and/or

                           (ii)     At a rate specified in the related
agreement with the Qualified Recipient in question based on the average value of the Qualified Holdings of such Qualified Recipient.

                  The Distributor may make Permitted Payments in any amount to any Qualified Recipient, provided that: (A) the total amount of all Permitted Payments made during a fiscal year of the Fund to all Qualified Recipients (whether made under (i) and/or (ii) above) do not exceed, in that fiscal year of the Fund, the amounts for each Portfolio's Class B shares, if any, as set forth in Exhibit B attached hereto; and (B) a majority of the Fund's Qualified Directors may at any time decrease or limit the aggregate amount of all Permitted Payments or decrease or limit the amount payable to any Qualified Recipient for Class B shares, provided that no



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such decrease may be made to the distribution fee portion of Permitted Expenses payable with respect to the Class B shares unless and until the service fee portion of said Permitted Expenses has been eliminated. Each Portfolio will reimburse the Distributor for such Permitted Payments for Class B shares, if any, within such limit, but the Distributor shall bear any Permitted Payments beyond such limits.

                  (c) Payment to Distributor. Distributor is entitled to receive from each Portfolio of the Fund the payment of Permitted Expenses on an annual basis at the rate specified in Exhibit A or Exhibit B, as the case may be, with respect to Class A (or Class X) or Class B shares which are owned of record by the Distributor as nominee for the Distributor's customers or which are owned by those customers of the Distributor whose records, as maintained by the Fund or its agent, designate the Distributor as the customer's dealer of record, and said fee shall be considered a Permitted Expense; provided, however, that in no event shall Permitted Expenses and Permitted Payments, in the aggregate, in that fiscal year of the Fund, exceed the amounts set forth in Exhibit A or Exhibit B for the relevant Class of shares and the relevant Portfolio, as the case may be, and the Distributor shall bear any such expenses beyond such limit.

                  Said fee shall be calculated and paid quarterly. The Distributor shall furnish the Fund with such information as shall be reasonably requested by the Fund with respect to the fees paid to the Distributor.

         4. Expenses Authorized. The Distributor is authorized, pursuant to this Plan, to purchase advertising for Class A (or Class X) or Class B shares of the Fund, to pay for sales literature and other promotional material, and to make payments to sales personnel affiliated with it, in the form of commissions or other compensation. Any such advertising and sales material may include references to other open-end investment companies or other investments and any salesmen so paid are not required to devote their time solely to the sale of Fund shares. Any such expenses ("Permitted Expenses") made during a fiscal year of any Portfolio shall be reimbursed or paid by the Portfolio, except that the combined amount of reimbursement or payment of Permitted Expenses together with the Permitted Payments made pursuant to Section 3 of this Plan by a Portfolio shall not, in the aggregate, in that fiscal year of the Portfolio, exceed the amounts set forth in Exhibit A or Exhibit B attached hereto, as applicable. The Distributor shall bear any expenses beyond such limit. No such reimbursement may be made for Permitted Expenses or Permitted Payments for fiscal years prior to the fiscal year in question or in contemplation of future Permitted Expenses or Permitted Payments.

         5. Certain Other Payments Authorized. If and to the extent that any of the payments by the Fund listed below are considered to be "primarily intended to result in the sale of shares" issued by the Fund within the meaning of the Rule, such payments by the Fund are authorized without limit under this Plan and shall not be included in the limitations contained in this Plan: (i) the costs of the preparation, printing and mailing of all required reports and notices to shareholders, irrespective of whether such reports or notices contain or are accompanied by material intended to result in the sale of shares of the Fund or other funds or other investments; (ii) the costs of preparing, printing and mailing of all prospectuses to shareholders; (iii) the costs of preparing, printing and mailing of any proxy statements and proxies, irrespective of whether any such proxy statement includes any item relating to, or directed toward, the sale of the Fund's shares; (iv) all legal and accounting fees relating to the preparation of any such reports, prospectuses, proxies and proxy statements; (v) all fees and expenses relating to the qualification of the Fund, the Portfolios and/or their shares under the securities or "Blue Sky" law of any jurisdiction; (vi) all fees under the Act and the Securities Act of 1933, including fees in connection with any application for exemption relating to or directed toward the sale of the Fund's shares; (vii) all fees and assessments of the Investment



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Company Institute or any successor organization, irrespective of whether some of its activities are designed to provide sales assistance; (viii) all costs of preparing and mailing confirmations of shares sold or redeemed or share certificates, and reports of share balances; and (ix) all costs of responding to telephone or mail inquiries of shareholders.

         6. Investment Advisory Fees. It is recognized that the costs of distribution of the Fund's Class A (or Class X) and Class B shares are expected to exceed the sum of Permitted Payments and Permitted Expenses ("Excess Distribution Costs") and that the profits, if any, of the Fund's Advisor are dependent primarily on the advisory fees paid by the Fund to the Advisor. If and to the extent that any investment advisory fees paid by the Fund might, in view of any Excess Distribution Costs, be considered as indirectly financing any activity which is primarily intended to result in the sale of shares issued by the Fund, the payment of such fees is authorized under this Plan. In taking any action contemplated by Section 15 of the Act as to any investment advisory contract to which the Fund is a party, the Fund's Board of Directors, including its Directors who are not "interested persons," as defined in the Act, shall, in acting on the terms of any such contract, apply its "fiduciary duty" standard contained in Sections 36(a) and 36(b) of the Act.

         7. Reports. While this Plan is in effect, the Distributor shall report in writing at least quarterly to the Fund's Board of Directors, and the Board shall review the following: (i) the amounts of all Permitted Payments for Class A (or Class X) and Class B shares, the identity of the recipients of each such Payment; the basis on which each such recipient was chosen as a Qualified Recipient and the basis on which the amount of the Permitted Payment to such Qualified Recipient was made; (ii) the amounts of Permitted Expenses and the purpose of each such Expense; and (iii) all costs of each item specified in
Section 5 of the Plan (making estimates of such costs where necessary or desirable), in each case during the preceding calendar or fiscal quarter.

         8.       Effectiveness, Continuation, Termination and Amendment

                  (a) Class A (or Class X) Shares. This Plan, as applied to Class A (or Class X) shares, has been approved by a vote of a majority of the Board of Directors of the Fund and of a majority of the Qualified Directors, cast in person at a meeting called for the purpose of voting on this Plan. This Plan shall, unless terminated as hereinafter provided, continue in effect with respect to Class A (or Class X) shares from year to year only so long as such continuance is specifically approved at least annually by a majority of the Fund's Board of Directors and a majority of its Qualified Directors cast in person at a meeting called for the purpose of voting on such continuance. This Plan may be terminated with respect to Class A (or Class X) shares at any time as to any Portfolio by a vote of a majority of the Qualified Directors or by the vote of the holders of a "majority" (as defined in the Act) of all outstanding voting securities of any Portfolio. This Plan may not be amended to increase materially the amount of payments to be made by any Portfolio with respect to Class A (or Class X) shares except by the vote of the holders of a "majority" (as defined in the Act) of the outstanding voting securities of that Portfolio, and all amendments must be approved by a vote of a majority of the Board of Directors of the Fund and of a majority of the Qualified Directors, cast in person at a meeting called for the purpose of voting on this Plan. In the event of a termination of this Plan with respect to Class A (or Class X) shares of any Portfolio, the Distributor shall be reimbursed only for Permitted Payments and Permitted Expenses for Class A (or Class X) shares of the relevant Portfolio incurred to the date of termination and within the limits set forth in Section 4 above.

                  (b) Class B Shares. This Plan, as applied to Class B shares, has been approved by a vote of the Board of Directors of the Fund and of the Qualified Directors, cast in person at a meeting called for the purpose of voting on this Plan. This Plan, as applied to




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Class B shares, shall, unless terminated as hereinafter provided, continue in effect until June 1, 2000, and thereafter from year to year only so long as such continuance is specifically approved at least annually by the Fund's Board of Directors and its Qualified Directors cast in person at a meeting called for the purpose of voting on such continuance for Class B shares. This Plan, as applied to Class B shares, may be terminated at any time with respect to any Portfolio by a vote of a majority of the Qualified Directors or by the vote of the holders of a "majority" (as defined in the Act) of the outstanding Class B shares of that Portfolio. This Plan may not be amended to increase materially the amount of payments to be made for Class B shares of any Portfolio except by a vote of holders of least a "majority" (as defined in the Act) of the outstanding voting securities of Class B shares of the relevant Portfolio, and all amendments must be approved by a vote of the Board of Directors of the Fund and of the Qualified Directors, cast in person at a meeting called for the purpose of voting on Class B shares of this Plan. In the event of termination of this Plan for Class B shares with respect to any Portfolio, the Distributor shall be reimbursed only for Permitted Payments and Permitted Expenses for Class B shares of the relevant Portfolio incurred to the date of termination and within the limit set forth in
Section 4 above.




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                                                                   EXHIBIT A


                           CLASS A (OR CLASS X) SHARES


         Rule 12b-1 service fees are expressed as a percentage of the relevant Portfolio's average daily net assets.

         1.       Tax-Exempt Portfolio (Class A)
                  Service Fee: 0.25 of 1%

         2.       Government Portfolio (Class A)
                  Service Fee: 0.25 of 1%

         3.       S&P 100 Plus Portfolio (Class A)
                  Service Fee: 0.25 of 1%

         4.       Dividend Achievers Portfolio (Class A)
                  Service Fee: 0.25 of 1%

         5.       Select Value Portfolio (Class A)
                  Service Fee:  0.25 of 1%

         6.       PSE Tech 100 Index Portfolio (Class A)
                  Service Fee:  0.25 of 1%

         7.       Cash Reserve Portfolio (Class X)
                  Service Fee:  0.15 of 1%

         8.       Wisconsin Tax-Exempt Portfolio (Class A)
                  Service Fee:  0.25 of 1%



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                         CLASS B SHARES


         Rule 12b-1 service and distribution fees are expressed as a percentage of the relevant Portfolio's average daily net assets.

         1.       S&P 100 Plus Portfolio (Class B)
                  Service Fee: 0.25 of 1%
                  Distribution Fee: 0.75 of 1%

         2.       Dividend Achievers Portfolio (Class B)
                  Service Fee: 0.25 of 1%
                  Distribution Fee: 0.75 of 1%

         3.       Select Value Portfolio (Class B)
                  Service Fee: 0.25 of 1%
                  Distribution Fee: 0.75 of 1%

         4.       PSE Tech 100 Index Portfolio (Class B)
                  Service Fee: 0.25 of 1%
                  Distribution Fee: 0.75 of 1%




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                    'PRINCIPAL PRESERVATION PORTFOLIOS, INC.
                              215 NORTH MAIN STREET
                           WEST BEND, WISCONSIN 53095

                             DISTRIBUTION AGREEMENT
                               (UNDER RULE 12B-1)

                               _____________, 19__


Dear Sirs:

         This letter will confirm our understanding and agreement with respect to payments to be made to you pursuant to a plan of distribution adopted by Principal Preservation Portfolios, Inc. (the "Fund") pursuant to Rule 12b-1 (the "Plan") under the Investment Company Act of 1940 (the "Act"). The Plan and this related agreement have been approved by a majority of the Directors of the Fund including a majority of the Directors who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan or any related agreements (the "Qualified Directors"), cast in person at a meeting called for the purpose of voting thereon. Such approval included a determination that in the exercise of reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders. This Agreement shall apply to additional Portfolios of the Fund which approve the Plan in the manner required by the Act and rules thereunder.

         1. To the extent you provide distribution and marketing services in the promotion of the Fund's Class A (or Class X with respect to the Cash Reserve Portfolio) or Class B shares, including furnishing services and assistance to your customers who invest in and own Fund shares, including, but not limited to, answering routine inquires regarding the Fund, assisting in changing distribution options, account designations and addresses, and/or administrative services, we shall pay you a fee at the maximum rate for the relevant Portfolio set forth in attached Exhibit A (for Class A or Class X shares) or Exhibit B (for Class B shares), as the case may be, based upon the average daily net asset value of the shares of that Portfolio which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Fund or its Agent, designate your firm as the Customer's dealer of record; except that no fee shall be payable with respect to Class B shares during the initial one-year period following their sale to an investor. The fee will be calculated and paid quarterly. No such quarterly fee will be paid to you with respect to shares purchased by you and redeemed or repurchased by the Fund or by us as Agent within seven (7) business days after the date of our confirmation of such purchase. No such quarterly fee will be paid to you with respect to any of your customers if the amount of such fee based upon the value of such customer's Fund shares will be less than $1.00. We reserve the right to increase, decrease or discontinue the fee at any time in our sole discretion upon written notice to you.

         Payment of such quarterly fee shall be made within 45 days after the close of each quarter for which such fee is payable.

         2. You shall furnish us and the Fund with such information as shall reasonably be requested by the Directors of the Fund with respect to the fees paid to you pursuant to this Agreement.

         3. We shall furnish to the Directors of the Fund, for their review, on a quarterly basis a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.





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         4. This Agreement may be terminated for Class A (or Class X) or Class B shares of any Portfolio by the vote of a majority of the Qualified Directors of the Fund or by a vote of majority of the Fund's outstanding shares on sixty (60) days' written notice, without payment of any penalty. It will be terminated by any act which terminates either the Distribution Agreement between the Fund and us or the Dealer Agreement between your firm and us and shall terminate immediately in the event of its assignment as that term is defined in the Act.

         5. The provisions of the Distribution Agreement between the Fund and us, insofar as they relate to the Plan, are incorporated herein by reference. This Agreement shall become effective as of the date hereof on the effective date of said Distribution Agreement and shall continue in full force and effect so long as the continuance of the Distribution Agreement and the Plan and this Agreement are approved at least annually by a vote of a majority of the Fund's Directors and a majority of the Qualified Directors, cast in person at a meeting called for the purpose of voting thereon. All communications to us should be sent to the above address. Any notice to you shall be given if marked or telegraphed to you at the address specified by you below. This agreement shall be effective when accepted by you below and shall be construed under the laws of the State of Wisconsin.

                                              B.C. ZIEGLER AND COMPANY


                                              By:
                                                  ------------------------------
                                                     (Authorized Signature)

Accepted:

------------------------------------
          (Dealer's Name)

------------------------------------
          (Street Address)

------------------------------------
(City)                (State)  (Zip)


By:
    --------------------------------
    (Authorized Signature of Dealer)


                                     .
QBMKE\2298249.4

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                                                                      EXHIBIT A


                  MAXIMUM FEES FOR CLASS A (OR CLASS X) SHARES


         1.       Tax-Exempt Portfolio (Class A)
                  0.25 of 1% of average daily net assets

         2.       Government Portfolio (Class A)
                  0.25 of 1% of average daily net assets

         3.       S&P 100 Plus Portfolio (Class A)
                  0.25 of 1% of average daily net assets

         4.       Dividend Achievers Portfolio
                  0.25 of 1% of average daily net assets

         5.       Select Value Portfolio (Class A)
                  0.25 of 1% of average daily net assets

         6.       PSE Tech 100 Index Portfolio (Class A)
                  0.25 of 1% of average daily net assets

         7.       Cash Reserve Portfolio (Class X)
                  0.15 of 1% of average daily net assets

         8.       Wisconsin Tax-Exempt Portfolio (Class A)
                  0.25 of 1% of average daily net assets



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                                                                       EXHIBIT B




                        MAXIMUM FEES FOR CLASS B SHARES


         The fees for Class B shares are not payable during the initial one-year period following the sale of the shares to an investor.

         1.       S&P 100 Plus Portfolio
                  0.25 of 1% of average daily net assets

         2.       Dividend Achievers Portfolio
                  0.25 of 1% of average daily net assets

         3.       Select Value Portfolio
                  0.25 of 1% of average daily net assets

         4.       PSE Tech 100 Index Portfolio
                  0.25 of 1% of average daily net assets